SCHEDULE 14C INFORMATION

     Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[_]  Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

   ---------------------------------------------------------------------------
                           Biogan International, Inc.

   ---------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box): [X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies: Not
Applicable

2) Aggregate number of securities to which transaction applies: Not Applicable

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

4) Proposed maximum aggregate value of transaction: Not Applicable

5) Total fee paid: Not Applicable

[_] Fee paid previously with preliminary materials. Not Applicable

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: Not Applicable

2) Form, Schedule or Registration Statement No.: Not Applicable

3) Filing Party: Not Applicable

4) Date Filed: Not Applicable

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INFORMATION STATEMENT

Concerning the Distribution of 4,266,797 shares of R-Tec Holding, Inc., common stock to shareholders who owned Biogan International, Inc. common stock on September 15,1999

                          By Biogan International, Inc.

This Information Statement is being furnished by Biogan International, Inc. (the "Company") in connection with the distribution of a special stock dividend of one share of R-Tec Holding, Inc. common stock for each twenty shares of Biogan common stock (with fractional shares being "rounded-up), held as of the close of regular trading on September 15, 1999 (the "Record Date"). The special stock dividend was distributed to and is being held in escrow by American Securities Transfer and Trust, Inc, the transfer agent until such time as the Form 10SB registration of R-Tec Holding, Inc. common stock with the Securities and Exchange Commission is effective, or until June 30, 2000, whichever is earlier. Management of R-Tec filed Form 10SB with the SEC on April 25, 2000, and the effective date is normally 60 days after filing. The receipt of the stock dividend should not result in any taxable gain or loss to stockholders for federal income tax purposes.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy. No Vote is to be Made on any Matter.

There is not going to be a shareholders meeting and no matter is to be voted upon. This Information Statement is to report to you actions taken by the board of directors and to inform you of current developments.

On August 18, 1999, the Board of Directors of Biogan International, Inc. organized R-Tec Holding, Inc., an Idaho corporation, (the "Company") as a wholly owned subsidiary, and transferred Biogan's 50% stock ownership of IntorCorp, Inc. in exchange for 4,266,797 shares of Common Stock of Company.

On September 27, 1999, Biogan distributed as a stock dividend its 4,266,797 shares of the Company stock (all of its shares), proportionately to Biogan's shareholders of record one share of Company for each 20 shares of Biogan stock oustanding. As a result of the special stock dividend the Company became independent of Biogan, the shareholders retained the same proportionate interest in the IntorCorp Motor, and enabled IntorCorp to develop the IntorCorp Motor independently of Biogan.

On November 3, 1999, the Company issued 4,266,797 shares of Common Stock (50% ownership) in a private placement transaction, to the two shareholder-owners of R-Tec Corporation, an engineering company located in Meridian, Idaho, in exchange for 80% of the


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


outstanding stock of R-Tec Corporation. In addition, the Company contributed its stock of IntorCorp, Inc. to R-Tec Corporation. Other material terms of the acquisition transaction are that R-Tec Corporation agreed (i) to pay $51,209 of its retained earnings to the two shareholder- owners and (ii) to redeem the remaining 20% of R-Tec Corporation stock from the two shareholder-owners within 12 months for the price of $100,000. The net effect of the transaction was that

     a. Shareholders descended from Biogan own 50% of the Company and the two shareholder-owners of R-Tec Corporation own 50%.

     b. The Board of directors of the Company has five members, and for a period of 5 years, the two shareholder-owners from R-Tec Corporation will have the right (by virtue of a shareholder agreement with certain shareholders of the Company) to elect 3 members of the board.

     c. The Company owns 100% of R-Tec Corporation with the redemption of the 20% outstanding stock by R-Tec Corporation from the shareholder-owners.

     d. R-Tec Corporation owns 50% of the stock of IntorCorp, Inc. (owner of the intellectual technology for the IntorCorp Motor), which will enable the development of the Motor under the direction and management of R-Tec Corporation.

The Company is the holding company of and will be consolidated with R-Tec Corporation for tax and reporting purposes. The Company at the present time has no other business interests.

R-Tec Corporation, a subsidiary of the Company.

R-Tec Corporation was initially organized in 1995 as a small individually operated company in a modified garage for the purpose of developing and fabricating High-Tech custom manufacturing equipment, primarily for a single customer. Most of the contracts during the first 18 months were for the duplication of manufacturing tools going overseas for Hewlett Packard including mech-op stations, servo writers, and transfer writers for the disk drive industry. Presently R-Tec Corporation continues to, under contract from the respective customers, develop, fabricate and manufacture High-Tech custom manufacturing equipment, as well as to custom manufacture other types of manufacturing equipment and/or parts for installation in customer products as an OEM provider. R-Tec Corporation expertise includes engineering, development of controls, machine design and tooling, and services include consulting, prototype development, tooling and manufacturing. Production includes mechanical fixtures, sub-assemblies, electronic testing devices, automatic robot work cells, and other similar products all of which incorporate one or more complete disciplines of mechanical, electrical, software, machine vision, and controls.

R-Tec Corporation developed technology currently includes CAD-based, Electro-mechanical Devices, Tool Design, PC Board Layout, International EC-Marked products, Machine Vision, Specialty Tooling, Engineering Design, Motion Control, robotics, Software Development, and PLC Programming.

Significant clients include Iomega Corporation, Hewlett Packard, Pro-Precision Machining,


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Steelhead Metals, SCP Global Technologies, System Integration (Division of
Micron), Intel, TECHNIT Interconnection Products, 3Com Corporation, Preco, Inc., Motorola, Micron Communications, Inc., Ford Microelectronics, Inc. and Anadigics.

R-Tec Corporation is presently expanding into the European and Asian markets, and has expended approximately $50,000 in R and D for development of certain products for the open market, both by special order and some by shelf inventory with immediate availability. A significant portion of Company research and development costs are borne by customers through contract provisions.

R-Tec Corporation presently employs 10 full time employees and 5 part time employees.

Certain functions of some projects are, when needed, contracted to R-Tec Machine Tools, Inc., an Idaho corporation, in which Doug Hastings and Gary Clayton own a combined 50% interest. R-Tec Machine Tools, Inc conducts business as a machine shop at the same location as R-Tec Corporation (See "Certain Relationships and Related Transactions " page 7). However, some machine work is also contracted with other machine shops depending on time of delivery constraints.

The Company had revenues from services provided to four customers that exceeded 10 percent of total revenues in each of the calendar years of 1998 and 1999, however, only one of those customers exceeded 10 percent in both years. Reference is made to the consolidated financial statements "Significant Customers and Suppliers" on page 8 thereof.

Management's Discussion and Analysis

This Information Statement contains certain forward-looking statements which are based on management's current expectations including, but not limited to, general economic conditions; changes in interest rates; deposit flows; competition; changes in accounting principles, policies or guidelines; changes in legislation or regulations; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

The consolidated financial statement of the Company revenues of $1,026,847 in 1998 resulting in a net income of $40,345, and revenues of $1,296,850 in 1999 with a net loss of $317,094. The net loss in 1999 was largely the result of a change to operations for acquired in-process research and development costs of $190,000 related to the IntorCorp acquisition. In addition the Company recorded signing bonuses of $50,000 for the executive officers. The foregoing together with new facility overhead, additional employees, and a significant effort put on new product development, which will generate future revenues, the year end 1999 reflects a significant loss notwithstanding the increased revenues.

With the adjustments made in 1999, Management is projecting an increase in revenues estimated at $2,000,000 for calendar year 2000 and a projected net income in excess of $200,000. The first quarter revenues and contracts in process appear to confirm Management's projections.

To realize its goals for 2000, Management has organized the business into three areas of focus:


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


     1. The first area is custom automation, with a target of several industries. R-Tec Corporation has excelled in this area of custom solutions for its customers. Using 3Com as an example, R-Tec Corporation designed and built approximately 20 automated functional testers that tests the PalmV hand held organizer. These automated testers test all of the functions without operator interaction. Other custom automation include, pick-n-place stations, full robotic work cells, Electrical/Maniacal test stations, table top testers, and full automatic assembly lines. This business is based on contracts and has somewhat of a cyclic model.

     2. The second area of focus includes products R-Tec Corporation makes for OEM and Resale. These products are sold to and are used by more than one customer. Some examples of this type of product are the RS232 converter boxes that are used to translate communication levels. Hewlett Packard and Jabil Circuit, Inc. as well as companies overseas use them. Management is in the process of creating a web site to help in the marketing of these products which, in Management's opinion, will create more opportunities for product development.

     3. The third area of focus is high-tech interconnect devices. R-Tec Corporation presently has one of the very few sources for two technologies, each of which gives an edge in the industry for high frequency component testing. Management anticipates significant growth and a steady stream of revenues as this area of the business is developed.

The liquidity of the Company has been presently satisfied with the issuance of the Series "A" Convertible Preferred stock for $500,000, and the LOC presently in the amount of $100,000 that as of the date of this From 10SB is available to the Company. The note payable for the redemption of the 20% common stock is payable when funds are available from earnings.

Description of Property of R-Tec Corporation (Subsidiary)

R-Tec Corporation is a tenant in a single purpose industrial building located at 1471 E. Commercial Avenue, in Meridian, Idaho. The building is owned by H2C2 & Associates, LLC, an Idaho limited liability company (owned by Mr. and Mrs. Hastings and Mr. and Mrs. Clayton, shareholders of R-Tec Corporation) and leased 75% to R-Tec Corporation under a 5 year lease expiring November 30, 2004. The other 25% of the building is leased to R-Tec Machine Tools, Inc., a machine shop (owned 25% by Hastings and 25% by Claytons) see "Certain Relationships and Related Transactions" at page 7. The building was constructed in 1998 according to the applicable commercial building code requirements, on approximately 1.36 acres of land, and includes a parking area of 20 spaces.

R-Tec Corporation office space consists of approximately 1200 square feet, and includes a reception area, conference room, and 6 individual offices. The assembly area consists of approximately 1800 square feet and approximately 1500 square feet of warehouse area. The Company pays rent at the rate of $2,950 per month, subject to Cost of Living Index increases on an annual basis.

R-Tec Corporation owns the furniture and fixtures, office equipment, phone system and all shop equipment free of any liens or obligations, except that it serves as collateral for the LOC when


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


funds are drawn.

Company does not have any separate corporate offices, but uses, when required, the offices of R- Tec Corporation for its purposes, without the payment of any rent or other obligation, until such time as independent offices may be required.

Intorcorp, Inc. is an Idaho corporation owned 50% by R-Tec Corporation and 50% by C.T. Corporation an electrical engineering company. Intorcorp owns the intellectual technology for the IntorCorp Smart Power Motor and Mr. Douglas G. Hastings is President. Negotiations are presently in process for a consulting agreement by IntorCorp with C.T. Corporation. Management is currently developing the business plan, interviewing candidates for project managing of the development and marketing of the IntorCorp Motor, as well as considering the methods for financing the project.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the shares of Common Stock of Company and Preferred Stock that is convertible into common stock, that is presently held beneficially by (i) each director of the Company, (ii) all officers and directors as a group, and (iii) each person known by the Company to beneficially own 5% or more of the outstanding shares of the Company's common stock.

         Name and Address                            Amount & Nature
         of Beneficial Owner                         of Benef. Owner                   Percent
         -------------------                         Common  -  Preferred         Common  Preferred
                                                     --------------------         -----------------
         Gary A. Clayton (1)(3)(4)(5)                2,133,399    -0-               25%     -0-
         1471 E. Commercial Ave
         Meridian, Idaho 83642

         Douglas G. Hastings (1)(3)(4)(5)            2,133,398    -0-               25%     -0-
         1471 E. Commercial Ave
         Meridian, Idaho 83642

         Rulon L. Tolman (1)(3)(4)                     490,417    531,643         5.75%   24.92%
         7213 Potomac Drive
         Boise, Idaho 83704

         Robert C. Montgomery (1)(3)                   116,900    108,377         1.37%    5.08%.
         6940 Ashland Drive
         Boise, Idaho 83709

         George W. Wadsworth (1)(3)                    138,334     67,735         1.62%    3.18%
         214 S. Cole Road
         Boise, Idaho 83709


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


         John R. Hansen, Jr. (1)(3)                    125,000    135,471         1.46%    6.35%
         12035 Ginger Creek Dr.
         Boise, Idaho 83713

         L. William Glazier (3)                        525,000    568,978         6.15%   26.67%
         805 W. Cross Street
         Woodland Hills, CA 95695

         Ronald J. Tolman (2)                          561,164(2) 599,272         6.58%   28.09%
         2326 Bruins Avenue
         Boise, Idaho 83704

All Officers and Directors

as a Group (6 persons)                               5,137,448  2,011,476

Total Shares Issued and Outstanding                  8,533,594  2,133,399(6)     60.20%   94.29%

     (1) These individuals are the directors and officers of the Company who are shareholders.

     (2) Mr. Ronald J. Tolman owns 377,920 shares of Common Stock and 409,613 shares of Preferred Stock in his own name, and 183,244 shares of Common Stock and 189,659 shares of Preferred Stock are owned of record in the name of his wife, Jacque L. Tolman.

     (3) These shareholders, along with Keith Cline (56,500 shares of Common Stock (00.662%) and 54,188 shares of Preferred Stock, with a combined share ownership and voting percentage of 73.595% have entered into a voting agreement under which Mssrs. Clayton and Hastings will have the right to nominate 3 of the 5 directors, and the other participants will have the right to nominate 2 of the 5 directors, and the combined ownership would then be voted as a block for the nominated directors.

     (4) These individuals are the present directors of R-Tec Corporation, Inc. with Hastings as president and Clayton as v-president and secretary.

     (5) These individuals are two of the four directors of IntorCorp, Inc. with Hastings as president.

     (6) If converted to Common Stock at the present conversion ratio, the Preferred Stock would represent 20% of the after-conversion issued and outstanding common stock.

Preferred Stock

     The Company has amended its Articles of Incorporation to create 2,133,399 shares of Series "A" Convertible Preferred stock, par value $0.23437 per share, all of which have been


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


subscribed by nine individuals seven of whom are accounted in the above "Security Ownership of Certain Beneficial Owners and Management". The Description of the rights of the Preferred Stock is set forth in Item 8, Description of Securities.

Directors and Executive Officers of R-Tec Holding, Inc.

                  Name              Age              Position                  Date Appointed
                  -----             ---              --------                  --------------

         Douglas G. Hastings        41               Director, President           Nov. 3, 99
         Gary A. Clayton            41               Director, V-P Engineering     Nov. 3, 99
         Rulon L. Tolman            49               Director, VP Finance          Original
         John R. Hansen, Jr.        69               Director                      Original
         David R. Stewart           46               Director                      Nov. 3, 99
         Robert C. Montgomery       47               Secretary                     Nov. 3, 99
         George W. Wadsworth        54               Treasurer                     Nov. 3, 99

     The directors of the Company are elected to serve until the next annual shareholder's meeting or until their respective successors are elected and qualified. Officers of the Company hold office until the meeting of the Board of Directors after the next annual shareholders's meeting or until removal by the Board of Directors. There are no arrangements or understandings among the Officers and Directors pursuant to which any of them were elected as Officers and Directors.

Family Relationships:

     Douglas G. Hastings is married to Rena Clayton Hastings, a sister of Gary
A. Clayton. Rulon L. Tolman and Ronald J. Tolman are cousins.

Business Experience of Officers and Directors:

     Douglas G. Hastings, 1471 E. Commercial Ave, Meridian, Idaho 83642. Mr. Hastings received a Micro M.B.A. in May of 1999. Mr. Hastings received special training in Robotics, Machine Vision and software controls. Prior to starting R-Tec Corporation in 1995, Mr. Hastings was employed by Hewlett Packard from 1981 to 1995 specializing in electrical and mechanical tool design and controls.

     Gary C. Clayton, 1471 E. Commercial Ave, Meridian, Idaho 83642. Mr. Clayton received a BS degree in Mechanical Engineering from BYU in 1983. He received training in Robotics and Industrial Controls in 1987 (with honors), and a Masters Degree in Mechanical Engineering in 1993 from the University of Utah. Prior to 1995 (when joined R-Tec Corporation), Mr. Clayton was the Engineering Manager for Lynn Industries of Boise, Idaho for a year, and prior thereto was Project Engineer at Thiokol Corporation in Brigham City, Utah, for design, implementation and project management of HVAC system, process equipment, CNC type machine tools, and plant automation.


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


     Rulon L. Tolman, was appointed Director August , and is currently a Vice President of the Company. Mr. Tolman has been with Mutual of New York since 1978 and has been Account Executive, Field Underwriter and Sales Manager. Previously Mr. Tolman was a Production Supervisor with Boise Cascade Container Division managing 80 employees.

     John R. Hansen, Jr., 12035 Ginger Creek Dr., Boise, Id. 83713. Mr. Hansen received his J.D. degree from UCLA in 1956, and has practiced law from 1957 to 1968 in California and from 1968 to the present in Idaho, primarily in securities and business practice. Mr. Hansen is presently outside counsel to the Company.

     David R. Stewart, 9486 Fairview Ave, Boise, Idaho. Mr. Stewart is a Certified Public Accountant with Stewart, Harding & Co with 20 years experience, and as President of the company for the past 6 years. He obtained his BS desgree in Accounting in 1979 from the University of Utah.

     Robert C. Montgomery, is presently Secretary of the Company. He received his JD Degree from the University of Idaho in 1974, and is a member of the bar in Idaho, Oregon and Washington. He was a former adjunct professor of Business Law and Ethics at Boise State University, and has practiced law in Idaho since 1974.

     George W. Wadsworth has been a partner in the accounting firm of Wadsworth and Smith, Chartered, for the past 23 years. He is the treasurer and consulting accountant for the Company.

Executive Compensation.

     R-Tec Corporation paid executive compensation for the years ended December 31, 1998 and 1999 to the following, plus an employment agreement signing bonus of $25,000 to each in the calendar year 1999:

     Douglas G. Hastings, President.            $53,175 and 78,912 respectively.

     Gary C. Clayton, Vice President.           $56,100 and 78,912 respectively.

On December 1, 1999, R-Tec entered into five year employment agreements with Douglas G. Hastings to be the CEO and President of R-Tec, and with Gary C. Clayton to be Vice President of Engineering, each with an annual salary of $81,120 with a bonus of $25,000 to be paid during the first year, provided certain goals are attained. In addition, each of the employees will receive the standard benefits package for employees, including medical, sick leave and vacation time. The above employees each have a company automobile.

     There is no agreement for the payment of any salary or compensation at this time for the directors of R-Tec Corporation, or for the executive officers or directors of R-Tec Holding, Inc. However, the Company anticipates that any out of pocket expenses of directors will be paid, and that directors who are not employed by either the Company or R-Tec Corporation will receive compensation for attendance and other duties performed as directors.

Certain Relationships and Related Transactions

     R-Tec Corporation currently leases 75% of the building it presently occupies at 1471 E. Commercial Ave, Meridian, Idaho 83642 from H2C2 & Associates, LLC, an Idaho limited


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


liability company owned by Mr. and Mrs. Hastings and Mr. and Mrs. Clayton under a five year lease ending November 30, 2004, with an option to extend the lease for an additional five years. The rental rate is $2,950 per month subject to annual Cost of Living Index increases.

     In addition, the other 25% of the building is presently leased by R-Tec Machine Tools, an Idaho "S" corporation, which is owned 25% by each of Mr. Hastings and 25% by Mr. Clayton. R-Tec frequently contracts machine work to R-Tec Machine Tools at competitive prices, as well as contract work to other machine shops, the selection of which is based on competitive pricing as well as speed of work completion.. R-Tec Machine Tools, also contracts work with other manufacturers.

     The Company has machine tooling performed by R-Tec Machine Tool, Inc. which is owned 25% each by Douglas Hastings and Gary Clayton. Purchases from Machine Tool for 1999 and 1998 were $188,643 and $77,680, respectively. During 1998, R-Tec Corporation purchased equipment which was financed for 100% of the purchase price. The equipment was leased to Machine Tool and the lease payments received in 1999 and 1998 were $20,580 and $33,535, respectively. In 1999, Machine Tool acquired the equipment from the Company by assuming the underlying debt of $138,675 at the time of transfer.

Description of Securities, including dividend, voting and preemptive rights.

     The Company presently has two classes of capital stock authorized consisting of 30,000,000 shares of voting Common stock, without par value, and 5,000,000 shares of Preferred Stock, of which 2,133,399 shares have been designated Series "A" Convertible Preferred shares, as hereinafter described, and with authority vested in the board of directors to prescribe the classes, series, and the number of each class or series of the remaining Preferred Stock, and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock as authorized in ss.30-1-602, Idaho Code.

     As of the date of this registration there are issued and outstanding 8,533,594 shares of Common Stock, and, either issued or subscribed, 2,133,399 shares of Series "A" Convertible Preferred stock.

              A.   Common stock:

     The holders of the Company's Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. The shares of Common Stock do not carry cumulative voting rights in the election of Directors.

     Shareholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption rights and carries no subscription or conversions rights. In the event of liquidation of the Company, the share of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of the Common Stock now outstanding are fully paid for and non- assessable.

Dividends:


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


     Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company has never paid a dividend, and the present focus of Management is for growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future. Holders of Common Stock:

     The number of holders of record of the Company's Common Stock is approximately 776 as of November 3, 1999, as reported by the Company's transfer agent. The Common Stock of all holders, except for two (Hastings and Clayton), is currently held in escrow by the transfer agent pending registration of such stock with Securities and Exchange Commission by filing Form 10SB.

              B. Series "A" Convertible Preferred stock:

Voting: Series "A" Convertible Preferred shareholders vote at shareholder meetings as if they had converted their stock, provided, if the Company defaulted in its obligation to redeem the stock for two redemption dates, then the Series "A" Convertible Preferred shareholders, as a class, have the right to elect the majority of the directors of the Company.

Dividends:    The Series "A" Convertible Preferred Stock is entitled to an annual dividend of $0.0222 per share (9%), cumulative if not paid, but does not bear interest. No dividends can be paid on Common
              Stock unless all dividends are paid on Preferred Stock. If the Corporation pays more than the equivalent rate on the Common Stock in any year, then Series "A" Convertible Preferred shareholders participate with the Common Stock proportionately for any additional dividends.

Liquidation:  Series "A" Convertible Preferred Stock get first preference to receive their par value back on liquidation. Then assets are distributed to Common Stock until they get an equivalent amount per share. If any assets are left, the Preferred and Common shares participate proportionately.

Conversion:   Series "A" Convertible Preferred shares convert at their par value, share for share, for Common Stock, provided, that the conversion price is subject to adjustment on a full ratchet basis for any dilutionary distributions or recapitalization. Preferred shares may be converted up to 5 days before any "redemption date", before any public offering, and any time after three years. They will automatically convert to Common Stock (i) on a vote of 2/3 of the Preferred Stock; (ii) on the closing of a firm commitment of public offering netting to the Corporation $1M or more at a price of $5.00 or more per share.

Redemption:   At the option of the Series "A" Convertible Preferred Stock holder, starting in January of 2006, the Preferred Stock is to be redeemed 1/3 each year for three years.

     There are currently nine shareholders who have either subscribed or have paid for the


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


Preferred Stock.

Fiscal Year End:

     The Company's fiscal year is December 31.

Transfer Agent:

     The Company's transfer agent is American Securities Transfer & Trust, Inc., 12039 West Alameda Parkway, Lakewood, CO 80228, phone (303) 986-5400 and Fax:
(303) 986-2444.

Reports to Shareholders:

     The Company intends to furnish its shareholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. In addition, the Company may, in its discretion, distribute quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

Market for Stock

     There presently is no market for either the Common Stock or Preferred
Stock.

Legal Proceedings.

     None

Accountants.

     The principal accountant for the Company is Wadsworth & Smith, Certified Public Accountants. The auditor for the Company is Balukoff Lindstrom & Co., PA.

Financial Information

     Attached hereto is the Consolidated Financial Statements of the Company and Subsidiary for the fiscal years ended December 31, 1999, and 1998, audited by Balukoff Lindstrom & Co., P.A.

Costs

     The cost of mailing this Information Statement has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send this Information Statement to their principals, and the Company may reimburse them for the costs thereof.

                                            Biogan International, Inc.

                                            By /s/
                                               ---------------------------------
                                            Robert C. Montgomery, Secretary

                        Consolidated Financial Statements


                               R-TEC HOLDING, INC.
                                 AND SUBSIDIARY


                           December 31, 1999 and 1998

TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------


INDEPENDENT AUDITORS' REPORT ...........................................     1

FINANCIAL STATEMENTS

  Consolidated Balance Sheet ...........................................     2

  Consolidated Statements of Operations ................................     3

  Consolidated Statements of Cash Flows.................................     4

  Consolidated Statements of Changes in Shareholders' Equity (Deficit)..     5

  Notes to Consolidated Financial Statements ...........................     6

[LOGO]
BALUKOFF LINDSTROM & Co., P.A.
Certified Public Accountants

877 West Main Street, Suite 805
Boise, Idaho 83702
(208) 344-7150
FAX: (208) 344-7435
www.blco.com



                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
R-Tec Holding, Inc.
Boise, Idaho

We have audited the accompanying consolidated balance sheet of R-Tec Holding, Inc. and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of R-Tec Holding, Inc. and Subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.


/s/ Balukoff, Lindstrom & Co., P.A.



February 3, 2000

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                December 31, 1999

                                                                      1999
                                                                 --------------
Current assets
  Cash                                                           $        3,609
  Accounts receivable (net of $4,975 allowance
    for doubtful accounts)                                              105,480
  Costs and estimated earnings in excess
    of billings on uncompleted contracts                                 63,205
  Prepaid expenses                                                        3,330
  Notes receivable, current portion                                       6,091
                                                                 --------------
                                         Total current assets           181,715

Equipment, at cost, net of accumulated depreciation                      54,432
Notes receivable, less current portion                                   21,045
                                                                 --------------
                                                 Total assets    $      257,192
                                                                 ==============

Current Liabilities
  Accounts payable                                               $       87,839
  Accrued expenses                                                       54,900
  Line of credit                                                         64,000
  Income taxes payable                                                    4,204
  Deferred income taxes                                                   8,197
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                                    25,978
                                                                 --------------
                                    Total current liabilities           245,118

Long-term debt                                                          100,000
                                                                 --------------
                                            Total liabilities           345,118

Shareholders' deficit
  Preferred stock, no par value per share,
    5,000,000 authorized, no shares
    issued and outstanding
  Common stock, no par value per share,
    30,000,000 authorized, 8,533,594 shares
    issued and outstanding                                              221,729
  Accumulated deficit                                                  (309,655)
                                                                 --------------
                                  Total shareholders' deficit           (87,926)
                                                                 --------------
                  Total liabilities and shareholders' deficit    $      257,192
                                                                 ==============


                             See accompanying notes

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 1999 and 1998

                                                    1999               1999
                                                ------------      -------------

Revenues                                        $  1,296,850      $   1,026,847

Operating costs                                    1,103,719            865,645
                                                ------------      -------------
                                  Goss profit        193,131            161,202

Selling, general and administrative expenses         310,920            113,199
Acquired in-process research and development         190,000                 --
                                                ------------      -------------

                      Operating income (loss)       (307,789)            48,003

Interest expense                                     (14,423)           (14,239)
Gain on disposition of assets                         16,495                 --
Other                                                  1,024              6,581
                                                ------------      -------------
                                                       3,096             (7,658)
                                                ------------      -------------

Income (loss) before income taxes                   (304,693)            40,345

Income taxes                                          12,401                 --
                                                ------------      -------------
                            Net income (loss)   $   (317,094)     $      40,345
                                                ============      =============

Net income (loss) per common share              $      (0.04)     $          --
Weighted average shares outstanding                8,533,594          8,533,594


                             See accompanying notes

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 1999 and 1998

                                                    1999               1999
                                                ------------      -------------

Cash flows from operating activities
  Net income (loss)                             $   (317,094)     $      40,345
  Adjustments to reconcile net income (loss)
    to net cash provided (used) by operating
    activities
    Depreciation                                      32,298             29,823
    Gain on asset dispositions                       (16,495)                --
    Acquired in-process research and development     190,000                 --
    Changes in assets and liabilities
      Accounts receivable                              5,447            (37,662)
      Costs and estimated earnigns in excess
        of billings on uncompleted contracts          93,884           (136,838)
      Prepaid expenses                                (1,670)            (1,660)
      Accounts payable                               (11,166)            97,989
      Accrued expense                                 23,198              8,582
      Income taxes payable                             4,204                 --
      Deferred income taxes                            8,197                 --
      Billings in excess of costs and estimated
        earnings on uncompleted contracts            (26,999)            29,812
                                                ------------      -------------
              Net cash provided (used) by
                operating activities                 (16,196)            30,391

Cash flows from investing activities
  Purchase of equipment                              (27,489)          (185,885)
  Purchase of investment                                  --               (100)
                                                ------------      -------------
              Net cash used by investing
                activities                           (27,489)          (185,985)
                                                ------------      -------------

Cash flows from financing activities
  Collectioins on loans                               70,970             13,000
  Loans made                                              --            (98,106)
  Dividends paid                                      (6,813)           (15,400)
  Borrowings on line of credit                        64,000                 --
  Proceeds from debt                                      --            247,868
  Payments on debt                                   (84,201)           (24,992)
                                                ------------      -------------
              Net cash provided by financing
                activities                            43,956            122,370
                                                ------------      -------------

              Net increase (decrease)
                in cash                                  271            (33,224)
Cash at beginning of year                              3,338             36,562
                                                ------------      -------------

              Cash at end of year               $      3,609      $       3,338
                                                ============      =============


Supplemental disclosures of cash flow
  information
  Interest paid                                 $     15,008      $      13,654
  Noncash investing and financing activities
    Dividend paid through investment
      distribution                              $     57,631      $          --
    Sale of equipment with debt assumption      $    138,675      $          --
    Stock redumption with debt issuance         $    100,000      $          --


                             See accompanying notes

                       R-TEC HOLDING, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                     Years Ended December 31, 1999 and 1998



                                                                                        Accumulated
                                                                                           Other
                                                                Common      Retained     Comprehen-
                                                                 Stock      Earnings    sive Income      Total
                                                                 -----      --------    -----------      -----

Balance at January 1, 1998                                    $  31,729    $ 146,938    $    --      $ 178,667

         Net income                                                --         40,345         --         40,345
         Unrealized losses on securities
             net of reclassification adjustment                    --           --         (4,542)      (4,542)
                                                                                                     ---------
         Comprehensive income                                                                           35,803
         Dividends                                                 --        (15,400)        --        (15,400)
                                                              ---------    ---------    ---------    ---------

Balance at December 31, 1998                                     31,729      171,883       (4,542)     199,070

         Net loss                                                  --       (317,094)        --       (317,094)
         Unrealized gain on securities
             net of reclassification adjustment                    --           --          4,542        4,542
                                                                                                     ---------
         Comprehensive income                                                                         (312,552)
         Dividends                                                 --        (64,444)        --        (64,444)
         Issuance of stock for IntorCorp acquisition            190,000         --           --        190,000
         Stock redemption                                          --       (100,000)        --       (100,000)
                                                              ---------    ---------    ---------    ---------

                    Balance at December 31, 1999              $ 221,729    $(309,655)   $    --      $ (87,926)
                                                              =========    =========    =========    =========


                             See accompanying notes

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Company Operations

R-Tec Holding, Inc., (the Company), is a system integrator, designer, and manufacturer of automation and manufacturing equipment, primarily to the high-tech industry.


Entity

R-Tec Holding, Inc. was formed as a wholly owned subsidiary of Biogan International, Inc. (Biogan) on August 18, 1999. Biogan is a development stage company which is publicly held and is traded in the over the counter market. Biogan transferred its 50 % ownership in IntorCorp, Inc. (IntorCorp) to R-Tec Holding, Inc. IntorCorp was formed in 1998 for the purpose of completing the research and design on motor technology. The technology was developed within Biogan and all rights to the technology were transferred to IntorCorp. There have been no operations or activities in IntorCorp since its formation. Biogan paid a stock dividend to shareholders on September 15, 1999, consisting of one share of R-Tec Holding, Inc. stock for 20 each shares of Biogan stock. The dividend resulted in the shareholders of Biogan receiving 4,266,797 shares of R-Tec Holding, Inc. common stock.

R-Tec Corporation (R-Tec) has been in existence since 1995. On September 27, 1999, R-Tec Holding, Inc. and R-Tec Corporation entered into a definitive agreement under which the shareholders of R-Tec transferred 80% of their common stock holdings of R-Tec Corporation in exchange for 4,266,797 shares of R-Tec Holding, Inc. R- Tec Holding also agreed to contribute its investment of IntorCorp to R-Tec Corporation. The transaction closed on November 3, 1999. On November 4, 1999, R-Tec Corporation redeemed the remaining 20% ownership from the shareholders. The redemption resulted in recording a $100,000 note payable to the former shareholders. The stock redemption resulted in R-Tec Corporation being a wholly owned subsidiary of R-Tec Holding, Inc.

The financial statements for the Company have been prepared in accordance with reverse purchase accounting. The newly formed holding company, R-Tec Holding, Inc. had no activity prior to the acquisition, and accordingly, is considered to be the acquired entity. R-Tec Corporation is considered the acquirer on the basis that it had previous operations.

Valuation of the technology, considered to be in-process research and development, received by R-Tec Corporation in its acquisition of R-Tec Holding, Inc. and its 50% investment in IntorCorp was determined by external appraisal. The appraisal value was based on a determination of the value of stock given up by the shareholders of R-Tec Corporation to complete the exchange. Management determined the shareholders gave up 40% of their holdings in the exchange which they estimated the value at $190,000. The technology rights received have not yet reached technical feasibility and

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

had no alternative future use. The entire $190,000 acquisition price was allocated to in-process research and development and was expensed as a charge to operations.


Principles of Consolidation

The consolidated financial statements include the accounts of R-Tec Holding, Inc. and subsidiary, after elimination of significant intercompany items and transactions.


Revenue Recognition

The Company recognizes revenues on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. Management considers total cost to be the best available measure of progress on the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

The assets and liabilities relating to the "costs and estimated earnings in excess of billings on uncompleted contracts" and the "billings in excess of costs and estimated earnings on uncompleted contracts" on these contracts are recorded as current assets and current liabilities on the balance sheet as they will be liquidated in the normal course of contract completion.


Credit Risk

The Company grants credit to customers primarily in the Western states. These customers are primarily in the high-tech industry. The accounting loss incurred if all parties failed entirely to perform on their obligation is equal to the balance outstanding for trade accounts receivable.


Cash Equivalents

The Company considers all highly liquid investments maturing in three months or less as cash equivalents.


Marketable Securities

Management determines the appropriate classifications of its investments in equity securities at the time of purchase and reevaluates such determination at each balance sheet date. The Company uses

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


the specific identification method for valuing investments. The Company's investments in equity securities are classified as available for sale at December 31, 1998. Securities classified as available for sale are carried at fair value, with the unrealized gains and losses, reported as a separate component of shareholders' equity. At December 31, 1999 and 1998 the Company had no investments that qualified as trading or held to maturity.


Equipment

Capital additions are classified as equipment and are recorded at cost. Depreciation is recorded by use of the straight-line method. The book value of each asset is reduced by equal amounts over its estimated useful life.

Maintenance and repairs are charged to operations as incurred. When an asset is disposed of, accumulated depreciation is deducted from the original cost, and any gain or loss arising from its disposal is credited or charged to operations.


Significant Customers and Suppliers

The Company recorded revenue from services provided to customers that exceeded 10 percent of total revenue as follows:

                                              1999                1998
                                        ---------------     ----------------

    Company A                           $        158,682    $           --
    Company B                                       --               177,830
    Company C                                       --                88,650
    Company D                                       --               153,472
    Company E                                    204,725                --
    Company F                                    167,524             160,741
    Company G                                    146,245                --
                                        ----------------    ----------------
                                        $        677,176    $        580,693
                                        ================    ================

The Company has no vendors that supplied 10% or more of Company purchases, however; the Company does contract with Browand, LaMeire & Associates to provide marketing services. Amounts paid to this entity in 1999 and 1998 were $174,240 and $67,995, respectively.


Income Taxes

Prior to January 1, 1999, the Company elected to be taxed as an "S" Corporation as defined by the Internal Revenue Code, wherein the shareholder reports net earnings of the Corporation on his personal tax return. Accordingly, no provision or liability for income taxes has been included in the

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


financial statements for periods prior to 1999. Previously taxed earnings were distributed to the shareholders during 1999.

Effective January 1, 1999, the shareholders elected to have the Company taxed as a "C" Corporation as defined by the Internal Revenue Code. Effective December 31, 1998 the Company elected to change its method of reporting taxable income from the cash basis to the accrual basis. The election requires amortizing the cash to accrual difference into income over a period not to exceed four years. The remaining unamortized balance at December 31, 1999 and 1998, was $41,968 and $62,952, respectively.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due or recoverable and deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting.


Value of Financial Instruments

The Company has a number of financial instruments. The Company estimates that the fair value of all financial instruments, at December 31, 1999, do not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.


Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in determining the collectibility of receivables, computing profit percentages under the percentage-of-completion revenue recognition method, and determining the value assigned to the acquisition of IntorCorp technology. It is at least reasonably possible that the significant estimates used will change within the next year.


Earnings Per Share

Earnings per share is computed by dividing net income applicable to common shareholders by the weighted average number of shares outstanding.

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE B - MARKETABLE SECURITIES

Investments in marketable securities classified as available for sale are as follows:

                                                     Market        Unrealized
                                      Cost           Value           (Loss)
                                 -------------    -------------    ----------

December 31, 1998
  Common Stocks                  $      35,968    $      31,426    $  (4,542)

The Company had realized gains of $21,663 and $-- on the sale of securities classified as available for sale for the years ended December 31, 1999 and 1998, respectively. The Company had a reclassification adjustment of $4,542 during 1999.


NOTE C - UNCOMPLETED CONTRACTS

Costs, estimated earnings and billings on uncompleted contracts consist of:

                                                                    1999
                                                              ----------------

    Costs incurred on uncompleted contracts                   $        143,641
    Estimated earnings                                                  26,860
                                                              ----------------
                                                                       170,501
    Billings to date                                                   133,274
                                                              ----------------

                                                              $         37,227
                                                              ================


                                                                    1999
                                                              ----------------
    Balance sheet captions are:
      Costs and estimated earnings in excess of
         billings on uncompleted contracts                    $         63,205

      Billings in excess of costs and estimated
         earnings on uncompleted contracts                             (25,978)
                                                              ----------------

                                                              $         37,227
                                                              ================

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE D - EQUIPMENT

Equipment consists of:

                                                                     1999
                                                                  ----------

     Equipment                                                    $   42,242
     Vehicles                                                         31,172
     Software                                                         18,143
     Office equipment and furnishings                                 13,691
                                                                  ----------
                                                                     105,248
     Accumulated depreciation and amortization                       (50,816)
                                                                  ----------

                                                                  $   54,432
                                                                  ==========


NOTE E - REVOLVING LINE OF CREDIT

The Company has available for borrowing a line of credit of $100,000 of which $64,000 was outstanding at December 31, 1999. The line bears interest at a variable interest rate of 2% over the published Wall Street Journal prime rate, and is secured by accounts receivable and equipment.


NOTE F - LONG-TERM DEBT

R-Tec redeemed stock from the shareholders on November 4, 1999 by issuing a note for $100,000. The redemption represented the 20% minority interest as of that date. The note is payable only from available earnings of R-Tec and is not scheduled to commence until January 1, 2001. Interest accrues at the prime lending rate.


NOTE G - LEASES

The Company leases its office and manufacturing space from a related party, H2C2. H2C2 is owned by Doug and Rena Hastings and Gary and Patricia Clayton. The lease term expires in December 2004, but may be extended, subject to cost of living increases, for a five year term at the option of the Company. Doug Hastings and Gary Clayton are Executive Officers of the Company.

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


Future minimum payments under the operating lease agreement at December 31, 1999 are:

         2000                                                $    35,400
         2001                                                     35,400
         2002                                                     35,400
         2003                                                     35,400
         2004                                                     32,450
                                                             -----------

                                                             $   174,050
                                                             ===========

Rent expense for 1999 and 1998 was $38,219 and $14,250, respectively.


NOTE H - PENSION PLANS

The Company has a Simplified Employees Pension Plan covering all employees who are at least 21 years of age and worked at the Company for a minimum of 2 years. The Plan allows the Company to make contributions up to 15% of compensation subject to Federal maximum contribution limits. During the years ended December 31, 1999 and 1998, the Company recorded $3,644 and $--, respectively, in contributions.


NOTE I - INCOME TAXES

Income taxes are provided for temporary differences between financial and tax basis income. The components of net deferred taxes are as follows at December 31 using a combined deferred tax rate of 23%:

                                                                  1999
                                                               ----------
Deferred tax liability from:
  Fixed assets                                                 $  (5,806)
  Change in method of accounting                                  (9,653)
  Net overbillings on uncompleted contracts                       (5,112)
                                                               ---------
Deferred tax liability                                            20,571)

Deferred tax asset from:
  Accrued expenses                                                12,374
                                                               ---------

Net deferred liability                                         $  (8,197)
                                                               ==========

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


The components of income tax expense at December 31, are:

                                                         1999          1998
                                                      ----------     --------
Current
  Federal                                             $    2,661     $     --
  State                                                    1,543           --
                                                      ----------     --------
                                                           4,204           --
Deferred
  Federal                                                  5,346           --
  State                                                    2,851           --
                                                      ----------     --------
                                                           8,197           --
                                                      ----------     --------
                                                      $   12,401     $     --
                                                      ==========     ========

The following reconciles the federal tax provisions with the expected provisions by applying statutory rates (34%) to income before income taxes as of December 31, 1999:

                                                                        1999
                                                                     ----------

   Federal tax benefit                                               $ (103,596)
   In-process research and development                                   64,600
   Effect of graduated tax rates                                        (10,320)
   Effect of revocation of S-election                                    57,323
                                                                     ----------

   Federal income tax                                                $    8,007
                                                                     ==========


As discussed in Note A, the Company changed its tax status from an S-Corporation to a C-Corporation effective January 1, 1999. Accordingly, the net deferred tax liability at the date the termination election was filed of approximately $39,000, based on a combined tax rate of 23%, has been included in the current year deferred tax provision.


NOTE J - RELATED PARTY TRANSACTIONS

The Company conducts business with other entities affiliated through common ownership or control.

As described in Note G, the Company leases office and manufacturing space from H2C2. Amounts paid during 1999 and 1998 for rent was $38,219, and $9,750. The Company also pays H2C2 for utilities, which amounted to $2,450 and $443 for 1999 and 1998, respectively. During 1998, the Company leased a facility from Doug Hastings. Total rental expense in 1998 for this rental was $4,500.

                       R-TEC HOLDING, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


The Company occasionally provides loans to affiliated entities. The notes are unsecured. As of December 31, 1999, H2C2 owed the Company $27,136 on a note receivable.

The Company has machine tooling performed by R-Tec Machine Tool, Inc. (Machine
Tool), which is owned 25% each by Doug Hastings and Gary Clayton. Purchases from Machine Tool for 1999 and 1998 were $188,643 and $77,680, respectively. During 1998, R-Tec purchased equipment, which was leased to Machine Tool. Financing of the equipment was provided through two lending institutions for 100% of the purchase price. The lease payments received in 1999 and 1998 were $20,580 and $33,535, respectively. In 1999, Machine Tool acquired the equipment by assuming the underlying debt, $138,675, at the time of transfer. The Company has accounts payable due to Machine Tool at December 31, 1999 and 1998 in the amount of $21,390 and $3,634, respectively.

The Company owes Doug Hastings and Gary Clayton $25,000 each for signing bonuses as of December 31, 1999. The amounts are included in accrued expenses.

NOTE K - COMMITMENTS

The Company has entered into five-year employment agreements with Doug Hastings and Gary Clayton. The agreements provide for minimum base salaries of $81,120 to each of them with bonuses determined in relationship to Company profits.


NOTE L - GOING CONCERN CONTINGENCY

The Company incurred an operating loss during 1999 of approximately $308,000. This loss coupled with the excess of current liabilities over current assets of approximately $64,000 and deficit equity of approximately $87,000 suggest that the Company may not be able to continue as a going concern. The operating loss was largely the result of recording the charge to operations for in-process research and development cost related to IntorCorp for $190,000, and the $50,000 signing bonuses. The Company's ability to continue as a going concern is primarily dependent upon three factors: minimizing unusual expenditures, maximizing contract profits, and obtaining investor contributions. Management does not anticipate additional unusual expenses and expects the profitability on contracts to increase. The Company has issued $500,000 of stock subscriptions for preferred stock subsequent to December 31, 1999. The Company has received $108,050 of investor contributions related to these subscriptions subsequent to December 31, 1999. The Board of Directors adopted an amendment to the Articles of Incorporation in January 2000 to provide for the original preferred stock to be divided into series, with the first series consisting of 2,133,399 shares of convertible preferred stock with a par value of $.23437. The remaining preferred shares outstanding, 2,866,601, shall be designated, as the Board of Directors shall determine into classes, series, and preferences, limitations, restrictions and relative rights of each class or series of preferred stock.